UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012

Hercules Technology Growth Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 17, 2012, Hercules Technology Growth Capital, Inc. (the “Company”) notified the Nasdaq Global Select Market (“NASDAQ”) of its intention to voluntarily cease trading on NASDAQ and to transfer its listing of common stock to the New York Stock Exchange (“NYSE”) effective April 30, 2012. The Company’s Board of Directors (the “Board”) has approved the transfer of the listing of the Company’s common stock from the NASDAQ to NYSE. The Board also approved the listing of the Company’s 7.00% Senior Notes due 2019 (the “Notes”) on NYSE. The Company has completed the NYSE application process and has been authorized to transfer the listing of its common stock to the NYSE and to list the Notes on NYSE. The Company anticipates that its common stock will begin trading on NYSE under its current ticker symbol “HTGC” on or around April 30, 2012. Until that time, the Company expects its common stock to continue trading on NASDAQ. In addition, the Company expects that the Notes will begin trading on NYSE under the ticker symbol “HTGZ” on or around April 30, 2012.

Item 8.01 Other Events

On April 17, 2012, the Company issued a press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under Item 3.01 and Item 8.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit 99.1 is being furnished herewith to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated April 17, 2012 of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

April 17, 2012

	By:	/s/ Scott Harvey
Scott Harvey
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 17, 2012 of the Company